UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 21, 2007
NORTHWEST PIPELINE GP
(Exact name of registrant as specified in its charter)

Delaware	1-7414	87-0269236

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Chipeta Way, Salt Lake City, Utah	84108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 801-583-8800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On November 21, 2007, Northwest Pipeline GP (the “Company”) entered into an Amendment Agreement (the “Amendment”) among the Company, The Williams Companies, Inc. (“Williams”), Williams Partners L.P. (“MLP”), Transcontinental Gas Pipe Line Corporation (“TGPL” and together with the Company, MLP, and Williams, the “Borrowers”), the Banks (as defined below) and Citibank, N.A., as administrative agent, amending the Credit Agreement, dated as of May 1, 2006 (the “Credit Agreement”), among the Borrowers, the banks, financial institutions and other institutional lenders that are parties thereto (the “Banks”) and Citibank, N.A., as administrative agent. Among other things, the Amendment removed the MLP as a borrower under the Credit Agreement, modified certain covenants to allow for future dropdowns of pipeline assets into master limited partnerships, and eliminated the guarantee from Williams for any MLP borrowings under the Credit Agreement.
Item 9.01. Financial Statements and Exhibits.
     (a) None
     (b) None
     (c) None
     (d) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Amendment Agreement, dated November 21, 2007, among The Williams Companies, Inc., Williams Partners L.P., Northwest Pipeline GP, Transcontinental Gas Pipe Line Corporation, certain banks, financial institutions and other institutional lenders and Citibank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to The Williams Companies, Inc.’s current report on Form 8-K (File No. 001-04174) filed with the SEC on November 28, 2007).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST PIPELINE GP
By:	/s/ Brian K. Shore
Name:	Brian K. Shore
Title:	Corporate Secretary

Dated: November 28, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Amendment Agreement, dated November 21, 2007, among The Williams Companies, Inc., Williams Partners L.P., Northwest Pipeline GP, Transcontinental Gas Pipe Line Corporation, certain banks, financial institutions and other institutional lenders and Citibank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to The Williams Companies, Inc.’s current report on Form 8-K (File No. 001-04174) filed with the SEC on November 28, 2007).

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